                                                                   EXHIBIT 99(c)

                          THE WILLIAMS COMPANIES, INC.

          SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                          STATEMENT OF INCOME (PARENT)

                                                                YEARS ENDED DECEMBER 31,
                                                              ----------------------------
                                                                2000      1999      1998
                                                              --------   -------   -------
                                                                 (DOLLARS IN MILLIONS,
                                                               EXCEPT PER-SHARE AMOUNTS)
Investing income:
  Consolidated subsidiaries.................................  $  273.2   $ 143.4   $  17.7
  Other.....................................................      40.9      15.1       4.6
Interest accrued:
  Consolidated subsidiaries.................................    (187.7)   (148.0)    (59.4)
  Other.....................................................    (479.5)   (274.7)   (154.2)
Other expense -- net........................................     (70.8)    (46.4)    (30.5)
                                                              --------   -------   -------
Loss from continuing operations before income taxes, equity
  in subsidiaries' income and extraordinary gain (loss).....    (423.9)   (310.6)   (221.8)
Benefit for income taxes....................................    (106.9)    (28.7)    (21.4)
                                                              --------   -------   -------
Loss from continuing operations before equity in
  subsidiaries' income and extraordinary gain (loss)........    (317.0)   (281.9)   (200.4)
Equity in consolidated subsidiaries' income.................   1,282.4     636.8     449.5
                                                              --------   -------   -------
Income from continuing operations...........................     965.4     354.9     249.1
Loss from discontinued operations...........................    (441.1)   (198.7)   (122.0)
                                                              --------   -------   -------
Income before extraordinary gain (loss).....................     524.3     156.2     127.1
Extraordinary gain (loss)...................................        --      65.2      (4.8)
                                                              --------   -------   -------
Net income..................................................     524.3     221.4     122.3
Preferred stock dividends...................................        --       2.8       7.1
                                                              --------   -------   -------
Income applicable to common stock...........................  $  524.3   $ 218.6   $ 115.2
                                                              ========   =======   =======
Basic earnings per common share:
  Income from continuing operations.........................  $   2.08   $   .80   $   .57
  Loss from discontinued operations.........................      (.95)     (.45)     (.29)
                                                              --------   -------   -------
  Income before extraordinary gain (loss)...................      1.13       .35       .28
  Extraordinary gain (loss).................................        --       .14      (.01)
                                                              --------   -------   -------
  Net income................................................  $   1.13   $   .49   $   .27
                                                              ========   =======   =======
Diluted earnings per common share:
  Income from continuing operations.........................  $   2.06   $   .77   $   .56
  Loss from discontinued operations.........................      (.94)     (.43)     (.28)
                                                              --------   -------   -------
  Income before extraordinary gain (loss)...................      1.12       .34       .28
  Extraordinary gain (loss).................................        --       .14      (.01)
                                                              --------   -------   -------
  Net income................................................  $   1.12   $   .48   $   .27
                                                              ========   =======   =======

                            See accompanying notes.

                                     99(c)-1

                          THE WILLIAMS COMPANIES, INC.

                             BALANCE SHEET (PARENT)

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                2000          1999
                                                              ---------   ------------
                                                                     (MILLIONS)
                                        ASSETS

Current assets:
  Cash and cash equivalents.................................  $   914.3    $   495.9
  Due from consolidated subsidiaries........................      491.0        313.1
  Beneficial interest in accounts receivable sold to SPE....      811.1        184.8
  Receivables...............................................       10.2          8.8
  Other.....................................................        3.4         12.0
                                                              ---------    ---------
          Total current assets..............................    2,230.0      1,014.6
Net assets of discontinued operations.......................    2,290.2      2,810.4
Investments:
  Equity in consolidated subsidiaries.......................   11,232.5      9,649.3
  Due from consolidated subsidiaries........................    3,912.5      2,507.9
  Other.....................................................      198.2        181.3
Property, plant and equipment -- net........................       37.0         29.1
Other assets and deferred charges...........................      102.6         90.0
                                                              ---------    ---------
          Total assets......................................  $20,003.0    $16,282.6
                                                              =========    =========

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable.............................................  $ 2,036.7    $ 1,285.3
  Due to consolidated subsidiaries..........................    2,460.1      1,466.2
  Accounts payable and accrued liabilities..................      247.7        172.0
  Long-term debt due within one year........................      920.9        132.8
                                                              ---------    ---------
          Total current liabilities.........................    5,665.4      3,056.3
Long-term debt..............................................    4,912.1      4,699.5
Due to consolidated subsidiaries............................    2,045.0      1,816.9
Deferred income taxes.......................................      115.2        129.2
Other liabilities...........................................      116.3         80.5
Stockholders' equity:
  Preferred stock...........................................      342.0           --
  Common stock..............................................      466.6        463.2
  Capital in excess of par value............................    3,370.2      3,253.0
  Retained earnings.........................................    3,065.7      2,807.2
  Accumulated other comprehensive income....................       28.2         99.5
  Other.....................................................      (81.2)       (77.6)
                                                              ---------    ---------
                                                                7,191.5      6,545.3
  Less treasury stock.......................................      (42.5)       (45.1)
                                                              ---------    ---------
          Total stockholders' equity........................    7,149.0      6,500.2
                                                              ---------    ---------
          Total liabilities and stockholders' equity........  $20,003.0    $16,282.6
                                                              =========    =========

                            See accompanying notes.

                                     99(c)-2

                          THE WILLIAMS COMPANIES, INC.

                        STATEMENT OF CASH FLOWS (PARENT)

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2000       1999       1998
                                                              --------   --------   --------
                                                                        (MILLIONS)
Cash provided (used) by operating activities................  $ (689.4)  $   98.6   $  (10.6)
                                                              --------   --------   --------
Financing activities:
  Proceeds from notes payable...............................   2,190.3      460.0      305.0
  Payments of notes payable.................................    (630.3)    (269.4)    (654.0)
  Proceeds from long-term debt..............................     900.0    1,369.5    2,177.7
  Payments of long-term debt................................    (687.7)    (243.9)    (989.8)
  Proceeds from issuance of common stock....................      75.2       65.2       30.1
  Dividends paid............................................    (265.8)    (263.7)    (247.4)
  Other -- net..............................................      (4.3)      (6.1)     (10.3)
                                                              --------   --------   --------
          Net cash provided by financing activities.........   1,577.4    1,111.6      611.3
                                                              --------   --------   --------
Investing activities:
  Property, plant and equipment:
     Capital expenditures...................................     (12.9)     (11.5)      (4.3)
  Investments in consolidated subsidiaries..................    (237.4)    (218.4)    (115.9)
  Changes in due to/due from subsidiaries...................    (357.4)    (560.7)     726.2
  Other -- net..............................................       7.5       10.8        6.5
                                                              --------   --------   --------
          Net cash used by investing activities.............    (600.2)    (779.8)     612.5
                                                              --------   --------   --------
          Net cash provided (used) by discontinued
            operations......................................     130.6     (311.8)    (841.1)
                                                              --------   --------   --------
Increase in cash and cash equivalents.......................     418.4      118.6      372.1
Cash and cash equivalents at beginning of year..............     495.9      377.3        5.2
                                                              --------   --------   --------
Cash and cash equivalents at end of year....................  $  914.3   $  495.9   $  377.3
                                                              ========   ========   ========

                            See accompanying notes.

                                     99(c)-3

                          THE WILLIAMS COMPANIES, INC.

                    NOTES TO FINANCIAL INFORMATION (PARENT)

NOTE 1. BASIS OF PRESENTATION

     In March 2001, The Williams Companies, Inc. (Parent) (Williams (Parent)) board of directors approved a tax-free spinoff of Williams Communications Group, Inc. (WCG) to Williams' shareholders. WCG has been accounted for as discontinued operations, and accordingly, the accompanying Condensed Financial Information of Registrant has been restated to reflect the results of operations of WCG as discontinued operations.

     During 1999, Williams Holdings of Delaware, Inc. (Williams Holdings), a wholly owned subsidiary, merged with and into Williams (Parent). Subsequent to the merger date, this Condensed Financial Information of Registrant includes the accounts previously reported by Williams Holdings on a parent company-only basis. This Condensed Financial Information of Registrant should be read in conjunction with the Consolidated Financial Statements and Notes thereto of The Williams Companies, Inc. (Williams).

NOTE 2. DEBT AND BANKING ARRANGEMENTS

  Notes payable

     During 2000, Williams' (Parent) commercial paper program, backed by a short-term credit facility, was increased from $1.4 billion to $1.7 billion. At December 31, 2000 and 1999, $1.7 billion and $1.2 billion, respectively, of commercial paper was outstanding under the respective programs. In addition, Williams (Parent) has entered into various other short-term credit agreements with amounts outstanding totaling $350 million and $50 million at December 31, 2000 and 1999, respectively. The weighted-average interest rate on all outstanding short-term borrowings at December 31, 2000 and 1999, was approximately 7.2 percent and 6.1 percent, respectively.

     In December 2000, Williams (Parent) entered into a $600 million debt obligation with Lehman Brothers Inc., which matures in December 2001. The interest rate varies based on LIBOR plus .75 percent with an interest rate of
7.27 percent at December 31, 2000. In January 2001, $300 million of the obligation was repaid with proceeds from the issuance of long-term debt obligations and, as such, $300 million is classified as long-term as discussed below.

     In September 2000, Williams (Parent) entered into a $500 million debt obligation with a 10-year and four-month maturity. During the initial four months, the interest rate varied based on LIBOR plus .40 percent with an interest rate of 7.17 percent at December 31, 2000. In January 2001, this debt obligation was replaced with long-term debt obligations and, as such, is classified as long-term as discussed below.

  Long-Term Debt

     Long-term debt at December 31, 2000 and 1999, is as follows:

                                                              WEIGHTED-
                                                               AVERAGE
                                                              INTEREST
                                                                RATE*       2000       1999
                                                              ---------   --------   --------
Revolving credit loans......................................     7.5%     $  350.0   $  525.0
Debentures, 6.25%-10.25%, payable 2006, 2012, 2020, 2021 and
  2027......................................................     7.5         487.1      488.9
Notes, 5.1%-9.625%, payable through 2022(1).................     6.9       3,095.9    3,518.4
Notes, adjustable rate, payable through 2004................     7.3       1,900.0      300.0
                                                                          --------   --------
                                                                           5,833.0    4,832.3
Current portion of long-term debt...........................                (920.9)    (132.8)
                                                                          --------   --------
                                                                          $4,912.1   $4,699.5
                                                                          ========   ========

---------------
 *  At December 31, 2000.
(1) $240 million, 6.125% notes, payable 2012, are subject to redemption at par at the option of the debtholder in 2002.

                                     99(c)-4

                          THE WILLIAMS COMPANIES, INC.

                    NOTES TO FINANCIAL INFORMATION (PARENT)

     For financial reporting purposes at December 31, 2000, $800 million in obligations which would have otherwise been classified as current notes payable have been classified as non-current based on Williams' (Parent) intent and ability to refinance on a long-term basis. Proceeds from Williams' (Parent) issuance in January 2001 of $700 million of 7.5 percent debentures due January 2031 and $400 million of 6.75 percent Putable Asset Term Securities, putable/callable in 2006, were sufficient to complete these refinancings.

     In January 2000, Williams (Parent) issued $500 million of adjustable rate notes due 2001 at an initial interest rate of approximately 6.5 percent. In April 2000, Williams (Parent) entered into a $400 million three-year term loan agreement which was fully utilized at December 31, 2000. Interest rates are based on LIBOR plus one percent.

     None of the Williams loans, notes or debentures maintains preferential rights in the event of liquidation.

     Aggregate minimum maturities, considering the reclassification of current obligations as previously described, for each of the next five years are as follows:

                                                            (MILLIONS)
                                                            ----------
2001.....................................................     $  926
2002.....................................................        853
2003.....................................................        653
2004.....................................................        372
2005.....................................................        370

     In connection with the December 2000 formation of Snow Goose Associates, L.L.C. (Snow Goose) and Arctic Fox Assets, L.L.C. (Arctic Fox), as described in
Note 14 of Notes to Consolidated Financial Statements, Williams (Parent) entered into a five-year interest rate and foreign currency swap with Arctic Fox. Williams (Parent) pays a variable-rate to Arctic Fox based on a notional value of $400 million U.S. dollars, and Arctic Fox pays Williams (Parent) a fixed-rate based on a notional value of $607.5 million Canadian dollars. At the end of the five years, Williams (Parent) pays the notional value of $400 million U.S. dollars to Arctic Fox in exchange for $607.5 million Canadian dollars. The carrying amount of the swap, recorded by Williams (Parent) at December 31, 2000, was a liability of $68.7 million. The fair value of the swap at December 31, 2000, was a liability of $66 million. Williams used the expertise of an outside investment banking firm to estimate the fair value of the swap. The January 1, 2001, cumulative effect of the accounting change associated with the initial adoption of SFAS No. 133 is not material to the results of operations for this swap.

NOTE 3. DUE FROM AND DUE TO CONSOLIDATED SUBSIDIARIES

     Due from and due to consolidated subsidiaries consist of short-term receivables and payables with subsidiaries and promissory notes to and from subsidiaries. Williams (Parent) maintains various promissory notes with its subsidiaries for both advances from and advances to Williams (Parent) depending on the cash position of each subsidiary. Amounts outstanding are generally payable on demand; however, the amounts outstanding at December 31, 2000 and 1999 have been classified as long-term to the extent there are no expectations for Williams (Parent) and its subsidiaries to demand payment in the next year. The agreements do not require commitment fees. Interest is payable monthly, and rates vary with market conditions.

     At December 31, 2000, WCG has a long-term credit agreement containing restrictive covenants limiting the transfer of funds to Williams (Parent), including the payment of dividends and repayment of intercompany borrowings by WCG to Williams (Parent).

     In 1999, Williams (Parent) issued $175 million in zero coupon subordinated debentures which yield a 7.92 percent return and mature no later than March 2002 to Williams Capital Trust I, a consolidated entity.

                                     99(c)-5

                          THE WILLIAMS COMPANIES, INC.

                    NOTES TO FINANCIAL INFORMATION (PARENT)

These debentures are included in non-current due to consolidated subsidiaries at December 31, 2000 and 1999.

NOTE 4. STOCKHOLDERS' EQUITY

     In connection with the December 2000 formation of Snow Goose and Arctic Fox, Williams (Parent) issued 342,000 shares of Williams' December 2000 cumulative convertible preferred stock to Arctic Fox, a wholly owned subsidiary of Williams (Parent). Each share of December 2000 preferred stock has a liquidation value of $1,000 and is convertible into Williams common stock at a conversion ratio that varies based on factors including, but not limited to, the market value of Williams common stock. Initially, in December 2000, each share of December 2000 preferred stock was convertible into approximately 31.43 shares of Williams common stock. Dividends are payable quarterly at a variable rate based on market conditions with a rate of 8.9 percent at December 31, 2000. For the Condensed Financial Information of Registrant, the issuance of the preferred stock is reflected in stockholders' equity, however, the issuance of the preferred stock is eliminated for the Consolidated Financial Statements of Williams.

     During 1999, each remaining share of Williams (Parent) $3.50 cumulative convertible preferred stock was converted at the option of the holder into
4.6875 shares of Williams common stock prior to the redemption date.

     During 1999, Williams (Parent) contributed approximately 18.7 million shares of its previously unissued common stock to a wholly owned subsidiary in exchange for investments in certain foreign operations which were subsequently contributed by Williams (Parent) to another wholly owned subsidiary. The issuance of the common stock was recorded at the May 27, 1999 market value of $915 million. For the Condensed Financial Information of Registrant, the issuance of the stock is reflected in stockholders' equity, however, the issuance of the stock is eliminated for the Consolidated Financial Statements of Williams.

     See Note 3 of Notes to Consolidated Financial Statements for discussion of the impact on Williams (Parent) of the 1999 issuance of common stock by WCG.

NOTE 5. DIVIDENDS RECEIVED

     Cash dividends from subsidiaries and companies accounted for on an equity basis are as follows: 2000 -- $182.3 million; 1999 -- $162.0 million; and 1998 -- $177.5 million.

NOTE 6. GUARANTEES

     See Note 13 of Notes to Consolidated Financial Statements for discussion of Williams' (Parent) guarantees of the residual value of certain network assets of WCG and certain Williams travel center stores, offshore oil and gas pipelines and an onshore gas processing plant under lease. In addition, see Notes 14, 15 and 18 of the Notes to Consolidated Financial Statements for discussion of other guarantees by Williams (Parent).

NOTE 7. CONTINGENT LIABILITIES

     See Note 19 of Notes to Consolidated Financial Statements for discussion of environmental matters related to the assets of Agrico Chemical Company which were sold in 1987.

                                     99(c)-6

                          THE WILLIAMS COMPANIES, INC.

   SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT -- (CONCLUDED)
                    NOTES TO FINANCIAL INFORMATION (PARENT)

NOTE 8. SUBSEQUENT EVENTS

     On February 26, 2001, Williams (Parent) contributed WCG's outstanding promissory note of approximately $975 million and certain other assets in exchange for 24.3 million newly issued shares of WCG. This contribution has been reflected in the financial statements at December 31, 2000 and 1999. Williams (Parent) is also evaluating several credit support mechanisms to further enable WCG to obtain the capital needed to allow it to continue to execute its growth plan and business strategy. Williams is also providing indirect credit support through a commitment to issue Williams' equity in the event of a WCG default, or to the extent proceeds from WCG's refinancing or remarketing of certain structured notes issued by WCG in March 2001 are less than $1.4 billion (See
Note 3).

     In January 2001, Williams (Parent) issued approximately 38 million shares of common stock in a public offering, at $36.125 per share. Net proceeds from the offering totaled $1.3 billion and will be used primarily to expand Williams' capacity to fund its energy-related capital program, repay commercial paper and other short-term debt and for general corporate purposes.

                                     99(c)-7